Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of June 11, 2003 between Curis, Inc., a Delaware corporation (the “Company”), and Genentech, Inc., a Delaware corporation (the “Purchaser”).

BACKGROUND

WHEREAS, the Company and the Purchaser are parties to that certain Collaborative Research, Development and License Agreement, dated June 11, 2003 (the “Collaboration Agreement”), which contains terms and conditions on which the Company has licensed to the Purchaser its Hedgehog Pathway (as defined in the Collaboration Agreement) technologies and the parties have agreed to enter into a collaborative relationship for the research, discovery and development of human therapeutics using such Hedgehog Pathway technologies.

WHEREAS, in partial consideration for the rights and licenses granted by the Company under the Collaboration Agreement with respect to the Antibody Compounds as defined therein, the Purchaser has agreed to purchase, and the Company has agreed to sell shares, of the Company’s Common Stock, $.01 par value per share (“Common Stock”), on the terms and subject to the conditions set forth herein;

In consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of the Shares.

(a) The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 1,323,835 shares (the “Shares”) of Common Stock, $.01 par value per share (“Common Stock”), of the Company for an aggregate purchase price of $3,500,219.74 calculated as the average closing price of the Common Stock as reported on the Nasdaq National Market for the thirty (30) trading days ending one (1) day prior to the date of this Agreement.

(b) At the closing of the transactions contemplated hereby (the “Closing”), which shall be held on June 13, 2003 or such other date within thirty (30) days of the date of this Agreement as shall be mutually agreed upon by the Company and the Purchaser (the “Closing Date”), (i) the Purchaser and the Company shall execute and deliver to each other the Registration Rights Agreement (the “Registration Rights Agreement”), (ii) the Purchaser shall pay the Company the amount of $3,500,219.74 by wire transfer of immediately available funds to an account designed by the Company; and (iii) the Company shall instruct the transfer agent for the Common Stock to issue and deliver to the Purchaser an original stock certificate representing the Shares.

2. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that the statements contained in this Section 2 are true and correct as of the date of this Agreement.

(a) Organization and Good Standing. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts. The Company has the corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement (collectively, the “Agreements”), to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

(b) Authorization and Binding Nature. The execution, delivery and performance by the Company of the Agreements and the issuance and delivery of the Shares has been duly authorized by all requisite corporate action on the part of the Company. The Agreements constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by securities laws, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

(c) Non-Contravention. The execution, delivery and performance by the Company of the Agreements will not, with or without the giving of notice or the passage of time or both, (i) violate or conflict with the provisions of the certificate of incorporation or bylaws of the Company, (ii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Company or (iii) violate, conflict with or cause a default under any mortgage, indenture, lease, contract or other agreement or instrument, permit, or license to which the Company is subject except, in the case of this clause (iii), any violation, conflict or default that would not reasonably be expected to have a material adverse effect on the Company’s business, properties, financial position or results of operations (a “Material Adverse Effect”).

(d) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreements, except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings, insofar as they relate to the issuance of the Shares at the Closing, will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(e) Capitalization. The authorized capital stock of the Company consists of (i) 125,000,000 shares of Common Stock, of which, as of June 10, 2003, 34,812,504 shares were issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. When issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions under this Agreement, the Registration Rights Agreement and applicable state and federal securities laws.

(f) SEC Reports. The Company has timely filed all reports, schedules and other documents required to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Purchaser has had access, via the website of the Securities and Exchange Commission (“SEC”), to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and all reports filed by the Company under Section 13 of the Exchange Act with the SEC since December 31, 2002 (the “Reports”). The Reports complied in all material respects with the requirements of the Exchange Act, and the respective rules and regulations thereunder when filed. As of their respective dates, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Governmental Permits. The Company owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to own, possess, obtain or make would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization. To its knowledge, the Company is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where noncompliance would not reasonably be expected to have a Material Adverse Effect, and all of the descriptions in the Reports of the legal and governmental procedures and requirements of the United States Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority are accurate in all material respects.

(h) Taxes. The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges shown thereon due or otherwise assessed other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without which were payable pursuant to said returns or any assessments with respect thereto.

(i) Insurance. The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for the business, including, but not limited to, liability insurance for clinical testing and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(j) Intellectual Property. The Company, to its knowledge, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as, on the date hereof, proposed to be conducted (the “Proprietary Rights”), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company, on the date herof, as proposed to be conducted. The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights that are material to the business of the Company. No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the Company’s knowledge, threatened, which involves any Proprietary Rights, nor, to the Company’s knowledge, is there any reasonable basis therefor.

(k) Property. The Company has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Reports or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are, to the knowledge of the Company, held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

(l) Registration Rights. Except as described or referred to in the Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of its presently outstanding securities or any of its securities that may be subsequently issued.

(m) No Material Adverse Change. Since the filing of the Company’s most recent Annual Report on Form 10-K, except as described or referred to in the Reports, there has not been any material adverse change in the assets, business, properties, financial condition or results of operations of the Company.

(n) Litigation. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(o) Disclosure. To the Company’s knowledge, neither this Agreement nor any certificates made or delivered in connection herewith, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that the statements contained in this Section 3 are true and correct as of the date of this Agreement.

(a) Investment. The Purchaser is acquiring the Shares for its own account for investment, not for resale to any other person and not with a view to or in connection with any resale or distribution. The Purchaser understands that the Shares have not been registered under the securities laws of the United States or any other jurisdiction and cannot be transferred or resold except as permitted pursuant to a valid registration statement or an applicable exemption from registration. The Purchaser acknowledges that there can be no assurance that there will be any market for the Common Stock in the foreseeable future and that, as a result, the Purchaser must be prepared to bear the economic risk of its investment for an indefinite period of time. The Purchaser understands that the certificate representing the Shares shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the issuer is obtained to the effect that such registration is not required.”

The foregoing legend shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Shares is registered under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Shares become eligible for resale pursuant to Rule 144 of the Securities Act.

(b) Authorization and Binding Nature. The execution, delivery and performance by the Purchaser of the Agreements have been duly authorized by all requisite corporate action on the part of the Purchaser. The Agreements constitute the valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability may be limited by securities laws, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

(c) Non-Contravention. The execution, delivery and performance by the Purchaser of the Agreements will not, with or without the giving of notice or the passage of time or both, (i) violate or conflict with the provisions of the certificate of incorporation or bylaws of the Purchaser, (ii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Purchaser or (iii) violate, conflict with or cause a default under any mortgage, indenture, lease, contract or other agreement or instrument, permit, or license to which the Purchaser is subject other than any violation, conflict or default which would not reasonably be expected to have a Material Adverse Effect.

(d) Access to Information. The Purchaser has substantial knowledge and experience in making investment decisions of this type and is capable of evaluating the merits and risks of its investment in the Company. The Company has made available to the Purchaser all documents and other information necessary for the Purchaser to evaluate the merits and risks of its investment in the Company. The Company has made available to the Purchaser all documents requested and has provided answers to all of its questions relating to an investment in the Company. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations (whether oral or written) other than as set forth herein. The Purchaser has had an opportunity to discuss this investment with representatives of the Company and to ask questions of them. The Purchaser understands that an investment in the Company involves significant risks. The Purchaser is an “accredited investor,” as defined in Rule 501 under the Securities Act.

4. Conditions to Closing

(a) Conditions of the Purchaser’s Obligation. The obligation of the Purchaser to purchase and pay for the Shares at the Closing is subject to the satisfaction of the following conditions, any one or more of which may be waived by the Purchaser:

(i) Documentation at Closing. The Purchaser shall have received prior to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchaser:

(a) A copy of the certificate of incorporation of the Company, certified by the Secretary of State of the State of Delaware, a copy of the resolutions of the Board of Directors of the Company evidencing the approval of this Agreement, the issuance of the Shares and the other matters contemplated hereby, and a copy of the Bylaws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct.

(b) A certificate of the Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificate for the Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers.

(c) A certificate of the President or Chief Executive Officer of the Company stating that all covenants and conditions required to be performed prior to or at the Closing have been performed in all material respects as of the Closing.

(d) Certificates of Good Standing for the Company from the Secretary of State of the State of Delaware and the Commonwealth of Massachusetts.

(ii) Performance of Obligations. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(iii) Consents, Waivers, Etc. The Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Shares and to carry out the transactions contemplated hereby and thereby except for any which, if not obtained or effected would not have a Material Adverse Effect or a material adverse effect on the parties’ ability to close the transaction contemplated by the Agreement. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws except for any which, if not obtained or effected would not have a Material Adverse Effect or a material adverse effect on the parties’ ability to close the transaction contemplated by the Agreement.

(iv) Collaboration Agreement. The Purchaser and the Company shall have executed and delivered the Collaboration Agreement.

(v) Opinion of Counsel. The Purchaser shall have received from Hale and Dorr LLP, legal counsel to the Company, an opinion addressed to them, dated as of the date of the Closing in a form reasonably satisfactory to the Purchaser.

(vi) Registration Rights Agreement. The Purchaser and the Company shall have executed and delivered the Registration Rights Agreement in a form that is mutually agreeable to the Purchaser and the Company.

(b) Conditions of the Company’s Obligation. The obligation of the Company to sell the Shares at each Closing is subject to the satisfaction of the following conditions:

(i) Representations and Warranties; Performance of Obligations. The representations and warranties made by the Purchaser in Sections 3(a) and 3(d) hereof shall be true and correct in all material respects (other than those representations that are qualified by materiality, which shall be true and correct in accordance with their terms) as of the date of the Closing except for representations and warranties made as of a specific date, which shall be true and correct as of such date, and the Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(ii) Collaboration Agreement. The Purchaser and the Company shall have executed and delivered the Collaboration Agreement.

(iii) Registration Rights Agreement. The Purchaser and the Company shall have executed and delivered the Registration Rights Agreement in a form that is mutually agreeable to the Purchaser and the Company.

5. Lock-Up Agreement. The Purchaser covenants and agrees that it will not, at any time during the period beginning on the date hereof and ending on October 11, 2003 (the “Lock-up Period”), without the prior written consent of the Company, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, contract to dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b) ); provided, however, if the Collaboration Agreement is terminated prior to the end of the Lock-up

Period, then Purchaser shall no longer be subject to this provision.

6. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopy or via a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which the parties may have given notice. Unless otherwise specified herein, such notices or other communications shall be deemed received one business day after personal delivery or delivery by telecopy, or three business days after being sent, if sent by reputable express courier.

If to the Company:

Curis, Inc.

61 Moulton Street

Cambridge, Massachusetts 02138

Attention: President and Chief Executive Officer

Facsimile: (617) 492-8287

If to the Purchaser:

Genentech, Inc.

1 DNA Way

South San Francisco, California 94080

Attention: Corporate Secretary with a copy to Treasurer

Facsimile: (650) 952-9881

7. Successors and Assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any assignment in contravention of this provision shall be void.

8. Survival of Warranties. The representations and warranties of the Company and the Purchaser contained in this Agreement shall survive the Closing for a period of one year following the Closing, at which time they shall expire and have no further force or effect.

9. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.

10. Expenses. Each party shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware in the United States, without reference to conflict of laws principles, and the parties hereby consent to the jurisdiction of the courts of the State of Delaware.

12. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

14. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

15. Publicity and Nondisclosure. Any proposed announcement, press release or other public disclosure concerning this Agreement and/or any of the transactions or relationships contemplated hereby shall be subject to the terms of Section 16.16 of the Collaboration Agreement.

16. Listing of Shares. If required by the rules and regulations of any national securities exchange or automated quotation system, the Company agrees to use commercially reasonable efforts to promptly secure the listing of the Shares upon each national securities exchange or automated quotation system upon which shares of its Common Stock are listed and, so long as Purchaser owns any of the Shares, shall use commercially reasonable efforts to maintain such listing of all the Shares.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the date first above written.

CURIS, INC.

By:	/s/ DANIEL PASSERI
Daniel Passeri
President and Chief Executive Officer

GENENTECH, INC.

By:	/s/ THOMAS T. THOMAS
Thomas T. Thomas
Treasurer